                                                                    EXHIBIT 23.3





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
CMS NOMECO Oil & Gas Co.:


We consent to the use of our audit report dated April 18, 1995, on the combined financial statements of Amoco Congo Exploration and Petroleum Companies as of December 31, 1994 and 1993, and for each of the years in the three-year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                            KPMG Peat Marwick LLP


Houston, Texas

January 15, 1996.